Exhibit 99.1

2017 Annual Review

2017 Annual Review Pier 17, Seaport District NYC Forward-looking statements Statements made in this letter that are not historical facts, including statements accompanied by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “plan,” “project,” “realize,” “should,” “transform,” “would,” and other statements of similar expression and other words of similar expression, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. These statements are based on management’s expectations, estimates, assumptions and projections as of the date of this letter and are not guarantees of future performance. Actual results may differ materially from those expressed or implied in these statements. Factors that could cause actual results to differ materially are set forth as risk factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. In this letter, forward-looking statements include, but are not limited to, expectations about the performance of our Master Planned Communities segment and other current income producing properties and future liquidity, development opportunities, development spending and management plans. We caution you not to place undue reliance on the forward-looking statements contained in this letter and do not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this letter except as required by law. estate properties and the impact on operations from trends in rental and occupancy rates and operating costs. We define NOI as operating revenues (rental income, tenant recoveries and other revenues) less operating expenses (real estate taxes, repairs and maintenance, marketing and other property expenses). NOI excludes straight line rents and amortization of tenant incentives, net interest expense, ground rent amortization, demolition costs, amortization, depreciation, development-related marketing costs and Equity in earnings from Real Estate and Other Affiliates. Contents We use NOI to evaluate our operating performance on a property-by-property basis because NOI allows us to evaluate the impact that factors, which vary by property, such as lease structure, lease rates and tenant base have on our operating results, gross margins and investment returns. 01 68 70 Although we believe that NOI provides useful information to the investors about the performance of our Operating Assets due to the exclusions noted above, NOI should only be used as an additional measure of the financial performance of such assets and not as an alternative to GAAP net income (loss). Letter to Shareholders HHC by The Numbers Discover How: Our DNA For a reconciliation of NOI to the most directly comparable GAAP measure see the Supplemental Information at the end of this letter. No reconciliation of projected NOI is included in this letter because we are unable to quantify certain amounts that would be required to be included in the GAAP measure without unreasonable efforts and we believe such reconciliations would imply a degree of precision that would be confusion of misleading to investors. Non-GAAP Financial measures The Company believes that net operating income, or NOI, a non-GAAP financial measure, is a useful supplemental measure of the performance of our Operating Assets because it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating real

April 25, 2018 To the shareholders of The Howard Hughes Corporation, from the Chief Executive Officer — David R. Weinreb Last year was one of our strongest years yet with material progress and momentum across each of our key markets and business segments. In the seven and a half years since inception, The Howard Hughes Corporation has transformed a collection of disparate assets into a market-leading enterprise that we expect to be the foundation for the next stage of the company’s growth. From the beginning, our goal has been to create a company that will stand the test of time. With more than 50 million square feet of entitlements, we have the luxury of patience, while maintaining a sharp focus on unlocking value within our portfolio. Our collection of small cities and diversity across both business segment and geography make us unique with few direct competitors. “We don’t have a monopoly. Anyone who wants to dig a well without a Hughes bit can always use a pick and shovel.” — Howard R. Hughes Howard Hughes was a legendary entrepreneur who experienced success across a wide range of industries, from the silver screen to oil and gas and real estate. His dominance of the drill bit market drove his early prosperity and generated the cash flow that enabled him to invest in other ventures and add to his wealth. Similar to our namesake, we too have a distinct portfolio in which we maintain dominant positions that provide us strong competitive advantages and a source of cash to invest in our business. With the virtuous cycle they create, our three complementary business segments - Master Planned Communities (MPC’s), Strategic Developments, and Operating Properties – provide us with important competitive advantages. We are the largest real estate owner in our MPCs, significantly controlling supply and price across product types, where we build small cities that are their own ecosystems in high-barrier sub-markets. As our MPCs generate cash flow from land sales, we deploy that capital into our substantial development pipeline, in which produces a consistent and growing stream of operating income and increased demand for homes in our communities as we bring commercial offerings, such as office, retail, entertainment, and more, online. Anaha, Ward Village HHC Annual Review 2017 4 01 HHC Annual Review 2017

Our DNA As the world evolves and people live, work, and play in different ways, we have established a specific set of guiding principles that make up the Howard Hughes DNA and can be felt when visiting our properties or coming into contact with our brands. You can read more to discover how we bring these principles to life in the final section of our annual review…And of course, there is no better way to experience them than by visiting our core assets. From New York to Honolulu, these principles are used to bring the vision for our properties to life and distinguish our unique places. Pier 17, Seaport District NYC Waiea, Ward Village OPUS 1 Festival, Columbia The Summit, Summerlin 1. Building for the Future 2. Masterful Design 3. Creators of Culture 4. Excellence in Execution HHC Annual Review 2017 02 03 HHC Annual Review 2017

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Accomplishments Our financial results and 2017 accomplishments highlight the progress we have made in unlocking the value of our asset base. Our 2017 Net Operating Income (“NOI”) of $157 million increased 13% over 2016 NOI of $139 million. Excluding our 110 North Wacker and Ward Village redevelopments—where we have vacated income-producing properties to make way for development—our NOI during the same period increased $26.4 million, or 24%. Consolidated revenue increased by $303 million, or 38%, to $1 billion compared to 2015. It is worth noting that our NOI does not yet reflect the full impact of a number of projects placed into service that will stabilize in the coming years. As of December 31, 2017, we had over $861 million in cash on hand. Our cash on hand is sufficient to fund all equity requirements at developments currently underway. As of year-end 2017, we maintained conservative leverage of 24% net debt to enterprise value. About 86% of our net debt, including our share of our joint ventures, is held within our operating assets segment that generates stable, recurring cash flow. Our MPC land business and our strategic development segment have modest debt encumbering them. While we intend to principally invest our cash in operations and development, on an opportunistic basis we have on occasion repurchased our stock. Earlier this year, we repurchased 475,920 shares of common stock in a private, unaffiliated transaction at a purchase price of $120.33 per share, or approximately $57.3 million. Other meaningful accomplishments for the year are noted below: • E xecuted a 150,000 square foot lease with leading cyber securit y firm Tenable, Inc. to anchor Three Merriweather, a to-be-built 307,000 square foot office building, which will be our third office building in the Merriweather District. • Closed on the first $48 million tranche of a $ 9 0 million Ta x Increment Financing (“TIF”) Bond Authorization, which will provide for a variety of public improvements including major roadways in the Merriweather District in Downtown Columbia. • Completed cons truc tion of Two Merriweather, which was 58% leased as of the end of March, with Pearson Education serving as the lead tenant. • C omple te d c ons tr uc tion of the m.flats/ TEN.M a 437-unit multi-family building that was 28% leased as of the end of March. • Acquired a first-lien mor tgage on a defaulted note for the Sterret t Building. We foreclosed earlier this year and now own the real estate. We believe this will pave the way for future development square footage to be unlocked in The Lakefront area. • Submit ted plans for approval by Howard County for a new 382-unit m u l t i - f a m i l y b u i l d i n g i n t h e Merriweather District, slated to begin construction in the second quarter. 3 Downtown Columbia 2 Merriweather, Downtown Columbia 1 4 Seaport District • Executed a long-term lease with ESPN’s studio provider, NEP Imaging Group, for 19,000 rentable square feet at Pier 17, which ESPN will use to broadcast at least eight daily shows and trans-form the Seapor t into their Manhat-tan content hub. ESPN has initially announced “Get Up” and the NBA Countdown as two of the shows which will broadcast from the Seaport. • Finalized sponsorship agreements with Lincoln Motor Company, Heineken, and Ticketmaster, totaling more than $2.5 million annually. Negotiated a second amendment to the ground lease allow-ing for office use on Pier 17. CBRE is currently marketing the office space. We have had strong interest from a wide range of tenants. • Began demolition of The Tin Building, which has paved the way to construct The Jean-Georges Food Hall • Hosted a variety of high profile events, including the Fendi fashion show and the af ter par ty for the Louis Vuitton Volez, Voguez, Voyagez exhibition, showcasing the Seaport as the venue to be watched in the years to come. • Executed an agreement with an affiliate of Noho Hospitality Group, cofounded by two-time James Beard award-win-ning chef, Andrew Carmellini, to open a new restaurant in the Pier Village. Houston • Closed land sales of approximately $68 million at our Houston MPCs, a 30% increase from 2016. • Launched sales at The Woodlands Hills, our newest MPC, which further diversifies our residential produc t in Hous ton across a wide range of prices and allows us to ser ve an even broader portion of the market. • Began construc tion of 292 units of Creekside Park Apar tments, which is expected to be completed in the third quarter of 2018. • C o m m e n c e d c o n s t r u c t i o n o n 10 0 Fellowship Drive, a 203,500 square foot MD Anderson clinic, to be completed in 2019. • Commenced construction on 60,300 square feet of retail at Lake Woodlands Crossing, which as of the end of March, was 75% preleased and expected to open in the fourth quarter. • Made strong progress in stabilizing our hospitality portfolio, increasing NOI from $13 million in 2016 to $20 million in 2017. • Increased price per acre in The Woodlands from approximately $560,000 in 2016 to $628,000 in 2017. At Bridgeland, average price per acre increased from $372,000 to $377,000 over the same time period. Get Up! filmed at ESPN Studios, Pier 17 • Received unanimous approval by the Chicago Plan Commission for the development of a 1.4 million square foot trophy office building • Executed a 490,000 square foot 2 lease with Bank of America to anchor the building • Began demolition of the existing office building • Will host our official groundbreaking for the building this Summer 110. North Wacker HHC Annual Review 2017 06 07 HHC Annual Review 2017

• Closed $121 million in land sales, the fifth consecutive year in which land sales exceeded $100 million. • Increased average price per acre from $463,000 in 2016 to $584,000 in 2017. • Acquired 100% ownership of the Las Vegas 51s and secured a 20-year naming rights agree-ment from the Las Vegas Convention and Visi-tors Authority that will pay $4 million per year to finance a por tion of a new stadium in Downtown Summerlin. • Executed a lease and commenced construc-tion of an 180,000 square foot build to suit campus for Aristocrat Technologies. • Commenced construction on Two Summerlin, our new 145,000 square-foot office building which was 25% leased as of the end of March. • Purchased the remaining 50% interest in the 124-unit Constellation, our first multi-family development in Downtown Summerlin. Ward Village, Hawaii 5 Summerlin Summerllin MPC, Las V 6 Ward Village • Delivered our second residential building, Anaha, and had record sales in 2017 without the launch of new product, contracting $279 million of market rate inventory (selling 177 homes). • As of the end of March, we have sold or contracted to sell 1,326 homes or 96% sold on our four buildings either deliv-ered or under construction and more than $2 billion in reve-nue since beginning pre-sales in early 2014. • As of the end of March, we had 25 homes remaining available for sale at Waiea, Anaha, and Ae‘o. • Launched unit sales to the general public for our newest building, ‘A‘ali‘i, in January 2018 and have since contracted to sell 183 homes, or 24%, as of the end of March. 7 Dispositions We closed on the sales of six non-core assets for total proceeds of $88.6 million, resulting in a net gain of $55.3 million. These transactions have generated $88.5 million in taxable losses. In late 2017, a new tax law was approved by Congress, and I wanted to take a moment to address its impact on our business. I have mentioned in the past that due to the combination of our tax shields and our ability to recycle our cash flows into profitable development opportunities within our vast pipeline, a REIT struc-ture would not be an optimal fit for HHC. The new tax plan, which will further lower our tax rates in the future, makes a REIT structure even less attractive to the company. HHC Annual Review 2017 08 09 HHC Annual Review 2017

Hughes Landing, The Woodlands “The Hercules was a monumental undertaking... I put the sweat of my life into this thing.” — Howard R. Hughes Total Return Index HHC S&P 500 450 400 350 300 250 200 150 100 50 0 Since inception, HHC has delivered a total shareholder return of 261% versus 157% for the S&P 500. One theme that has been consistent throughout my career and reflected in my previous letters is the importance of having skin in the game. When HHC began trading as a public company, I invested $15 million in the company, with Grant Herlitz, HHC’s President, investing $2 million, both in the form of long-term warrants. This year, I invested $50 million to purchase a new warrant and signed a long-term employment agreement. This investment is in addition to the more than 1.2 million shares that I own outright. Grant purchased a warrant for $2 million and David O’Reilly, HHC’s Chief Financial Officer, purchased a warrant for $1 million upon joining the company in 2016. We will not benefit from any gain in the warrant unless the stock price trades meaningfully above the blended warrant strike price of $124 per share. Moreover, we will lose our entire investment in the warrants if the share price is at or below that price. Collectively, management and the board of directors have a combined approximately 22% economic interest in HHC. As evidenced by our recent investments, we are more inspired and confident in HHC’s prospects today than ever and our commitment to the continued creation of long-term shareholder value. You can be certain that we will treat your capital as if it is our own. Since inception, HHC has delivered a total shareholder return of 261% versus 157% for the S&P 500. Aligned Incentives HHC Annual Review 2017 10 11 HHC Annual Review 2017 157%

The Summit, Summerlin 110 North Wacker Drive, Chicago 1. MPC SEGMENT HHC sells land to home builders Operational synergies of HHC’s three business segments creates a virtuous cycle New homeowners generate demand for commercial assets or amenities Commercial amenities make residential land more valuable Complementary Business Segments 3. Operating Assets Segment Commercial assets stabilize as residential amenity & value creation 2. Strategic Developments Segment HHC builds commercial assets The combination of our three business segments enables us to use our scale to drive operating efficiencies, become a dominant player in our core markets, and deliver superior risk-adjusted returns. It has also provided us with the opportunity to assemble one of the strongest real estate platforms in the country with expertise in planning, development, construction, capital markets, marketing, operations and sponsorship. At our MPCs, we have substantial control over supply and price across product types, limiting our downside in recessionary environments while allowing us to benefit during times of growth as we can accelerate development and bring product to the market faster than our competitors. As our MPCs generate cash flow from land sales to home builders, we invest that capital into our vast development pipeline, which enables us to leverage our expertise and transform our Strategic Developments segment into a consistent and growing stream of operating income—our Operating Assets segment. Increased commercial development in a community generates additional demand, which adds value to our residential land as more people seek to live in the community. In turn, the new residential development fuels added commercial development, creating a largely self-funded virtuous cycle that repeats itself over and over again. Our communities are customer-centric ecosystems, in which our customers live in our homes, work in our office buildings, eat in our restaurants and shop at our retail destinations (frequently all on the same day). HHC Annual Review 2017 112 13 HHC Annual Review 2017

Bridgeland, Texas Summerlin, Las Vegas In our MPC segment, we plan, develop and manage small cities in markets with strong long-term growth fundamentals, including The Woodlands, Bridgeland, and The Woodlands Hills in Houston; Summerlin in Las Vegas; and Columbia, Maryland. This business involves the horizontal development of residential land and the sale of that land to homebuilders who ultimately sell to new residents. Combined, our MPCs span over 80,000 residential acres, approximately five times the size of the island of Manhattan, and are home to a population of over 342,000 residents and approximately 160,000 jobs. We leverage our expertise by differentiating each of our communities with a distinct environment and attractive amenity base, further fueling demand for residential and commercial development. These self-contained ecosystems that we have created within each community have yielded a significant price premium over comparable homes outside of our master planned environment and shielded our properties from external economic pressures. Our communities continue to receive acclaim, notably The Woodlands being rated the best city to live in Texas (and the 6th best city to live in the country) and Columbia ranking first on Money magazine’s Best Places to Live in America in 2016. With over 7,600 residential acres of land remaining to be developed and sold across our portfolio, Howard Hughes has substantial untapped value and significant expected future cash flows to be generated within our MPCs. In addition to the residential land, our MPC segment contains more than 3,300 acres designated for commercial development or sale to non-competing users such as hospitals. This land is held in our MPC segment until we identify demand for a new commercial development, at which point the land is transferred to our Strategic Developments segment. Because we develop entire small, highly-attractive cities, we exert a degree of control over the amount and nature of development in the community. The Woodlands, Texas In 2017, our MPC segment generated earnings before taxes of approximately Combined, our MPCs span over 80,000 residential acres, approximately five times the size of the island of Manhattan. Master Planned Communities This control is a defining characteristic of our business, which not only gives us the unique ability to capture demand ahead of the curve and accelerate development to meet market demand, but also protects us from competitors entering our markets and helps to insulate us from market downturns. The contrast between the overall performance of the commercial real estate market in Houston and our performance in The Woodlands is a consummate example. Although we have begun to see signs of a recovery, the commercial office market in greater Houston took a sharp decline over the past three and a half years that has materialized in higher vacancy rates, increased sublease space and weaker net absorption. At the end of 2017, the Class A office vacancy rate was 19.7%. Net absorption over the last twelve months was a negative one million square feet. In stark contrast to the rest of the Houston market, our office performance in The Woodlands, where we had a 16% vacancy rate in the first quarter 2018, generated positive net absorption of 172,000 square feet in 2017 along with 238,000 square feet of positive net absorption in 2016. Our residential land sales increased to $189 million, a 16% increase over 2016 driven by a combination of higher pricing and velocity at Summerlin and Bridgeland. Our cash margins ranged from approximately 75% at Summerlin to 98% at The Woodlands. The Woodlands achieves higher margins because its horizontal residential development is at the end of its lifecycle, and almost all of the infrastructure is already in place. The cash flow generated from our MPCs is an important differentiator for HHC compared to REITs and other typical public real estate companies, as our earnings from our Operating Assets and MPCs enable us to self-fund our strategic developments without the need to raise equity and dilute shareholders…a rare attribute for a development company. (a) Encompasses all of the land located within the borders of the master planned community, including parcels already sold, saleable parcels and non-saleable areas such as roads, parks and recreation areas, conservation areas and parcels acquired during the year. (b) Includes standard and custom residential land parcels. Standard residential lots are designed for detached and attached single family homes, ranging from entry-level to luxury homes. Certain residential parcels are designated as custom lots as their premium price reflects a larger size and other distinguishing features such as location within a gated community, having golf course access or higher elevations. (c) Designated for retail, office, resort, high density residential projects (condominiums and apartments), services and other for-profit activities, as well as those parcels allocated for use by government, schools, houses of worship and other not-for-profit entities. (d) Remaining Saleable Residential Lots are estimates and include only lots that are intended for sale or joint venture. The mix of intended use on our remaining saleable and developable acres is primarily based on assumptions regarding entitlements and zoning of the remaining project and are likely to change over time as the master plan is refined. (e) Average Cash Margin represents the total projected cash profit (total projected cash sales minus remaining projected cash development expenditures excluding land costs), divided by total projected cash sales. (f) Amount represents remaining entitlements and not necessarily the number of lots that may ultimately be de-veloped and sold. In 2017, our MPC segment generated earnings before taxes of approximately $190 million and averaged $176 million for the past four years. 1 The Houston Chronicle, April 19, 2017; https://www.chron.com/neighborhood/woodlands/news/ article/The-Woodlands-ranked-as-the-6th-best-city-to-live-11083292.php HHC Annual Review 2017 1414 15 HHC Annual Review 2017 Remaining Saleable Acres Average Price Per Acre ($ in thousands) Undiscounted/Uninflated Value ($ in millions) Community Location Total Gross Acres (a) Approx. No. People LIving in Community Residential (b) Commercial (c) Residential Commercial Remaining Saleable Residential Lots(d) Projected Community Sell-Out Date Average Cash Margin (e) Residential Residential Commercial Bridgeland Houston, TX 11,470 8,800 2,440 1,535 $ 377 $ 470 14,500 2045 81% $ 745 $ 721 Maryland4 Columbia, MD 16,450 112,000 — 97 N/A 576 — 2021 N/A N/A 56 Summerlin5 Las Vegas, NV 22,500 108,000 3,568 821 584 759 39,000 (f) 2039 75% 1,562 623 The Woodlands Houson, TX 28,475 116,000 231 743 628 945 5,000 2026 98% 144 702 The Woodlands Hills Conroe, TX 2,055 — 1,425 171 313 552 2029 85% 379 94 Total 80,950 344,800 7,664 3,3667 59,236 $ 2,830 $ 2,196

Strategic Developments Our strategic developments segment consists of a deep pipeline of opportunities ready to be developed and monetized in line with market demand. We have 50 million square feet of development opportunities embedded within our existing portfolio, so internally we like to think that we have 50 million opportunities to impact people living, working, and playing in our core markets. We use cash flow from our MPCs, operating assets and condominium sales to fund predevelopment activities until such time as we feel comfortable that sufficient risk has been mitigated to warrant vertical development. We mitigate risk by pre-leasing, pre-sales, and typically obtaining construction financing before we begin construction. Operating Assets The vast majority of our operating assets are located within our MPCs. We are confident we will be able to continue to drive significant growth in the company’s value in the coming decades without the need for any new acquisitions. As an example, at the beginning of 2017, we announced our 1.4 million square foot trophy Class A office building in downtown Chicago, 110 North Wacker and a 15-year lease with Bank of America to occupy approximately one third of the building as our lead anchor tenant. 110 North Wacker is one of our non-core assets which we liken to “out of the money” options, which in this case went “into the money.” As with 110 North Wacker, non-core asset values in today’s market can be dramatically increased through careful planning, obtaining entitlements, or other activities that our teams are constantly pursuing. Downtown Summerlin, Las Vegas Remaining Entitlements (in millions) Columbia, Maryland Notes: (a) Other assets are primarily made up of Kewalo Basin, Summerlin Baseball and Summerlin Hockey ground lease, and our share of other equity method investments not included in other categories. (b) For Stabilized Properties, the difference between 4Q17 Annualized NOI and Stabilized NOI is attributable to a number of factors which may include timing, free rent or other temporary abatements, tenant turnover and market factors. (c) Retail—Houston is inclusive of retail in The Woodlands and Bridgeland. The vast majority of our operating assets are located within our MPCs. This concen-tration helps us achieve scale, and, in most cases, critical mass, which leads to pric-ing power in lease and vendor negotiations. Furthermore, it enables us to attract, hire and retain the best local leadership and leasing teams, provides us flexibility to meet chang-ing customer demands and an enhanced ability to identify and capitalize on emerging opportunities. We believe these competitive advantages, in turn, lead to higher rental rates, better customer retention, higher occupancy, lower operating expenses, and greater oper-ating margins. Since emerging as a public company seven years ago, we have delivered substantial returns for our investors while working dili-gently to mitigate risks. billion, we only invested approximately $283 million of cash equity in these projects, which is projected to generate a 29.7% return on equity assuming a 5.5% cost of debt. These investments and returns are based on the book value of our land and exclusive of condominium development as well as proj-ects under construction such as the Seaport District and 110 North Wacker. In total, we have developed, acquired, or are in development of more than 12 million square feet of commercial properties including 2,618 multi-family units, 979 hotel keys, 1,438 self-storage units, 4.8 million square feet of office, 3.0 million square feet of retail and 1,381 condo units. In 2010, HHC generated NOI of $49 million. As of our most recent fourth quarter, our annu-alized NOI was $156 million, a compounded annual growth rate of 18%. While the value creation over the past seven years has been substantial, we have only begun to achieve our potential. Caption Same duciet hillupt atibusdanitaMi, omnis simendi Opportunities to shape peoples’ lives Since 2011, we have invested approximately $1.6 billion of total capital, which is projected to generate a 9.9% unleveraged yield on cost. Because of our low cost basis in the land relative to the market value, of the $1.6 HHC Annual Review 2017 16 17 HHC Annual Review 2017 Including only the stabilization of our recently completed projects, we anticipate that we can generate further cash NOI growth of 64%, increasing our current annualized fourth quarter 2017 NOI of $156 million to $255 million, which excludes any future developments, acquisitions, or NOI generated from the Seaport District or the redevelopment of 110 North Wacker. Gross Square Feet Ward Village 8.4 The Woodlands 7.0 Bridgeland 5.8 Summerlin 12.6 Columbia 11.3 Seaport 0.8 Other 4.0 Total 50.0 Property % Ownership (a) Total 4Q17 Annualized NOI (b) Stabilized NOI (c) Sq.Ft Units Stabilized Properties Office Retail Multi-Family Hospitality Other Assets (a) 100% — — — 205 — Dollars in thousands $ 57,245 48,724 12,347 3,778 8,537 Dollars in thousands $ 61,055 61,380 15,400 4,500 9,122 Total Stabilized Properties (b) 130,631 Unstabilized Properties Office Retail (c) Multi-Family Hospitality Self Storage 100% 100% 100% 100% 158,135 23,280 — — — 390 708 1,438 $ 4,603 2,473 6,408 12,245 32 151,458 $ 23,200 3,797 7,500 27,000 1,600 Total Unstabilized Properties 25,760 Under Construction Properties Office Retail Multi-Family Hospitality - New York 35% — 66 $ — — — — 63,097 $ 21,900 5,458 11,900 1,300 Total Under Construction Properties 255,113 Total/Wtd.Avg. for Portfolio156,391 40,558

OPUS 1 Festival, Columbia Five Core Markets We have an extensive understanding of our local markets that we believe few other real estate companies can match. Many of our executives have been working in these markets for their entire careers, and some have been with us for more than four decades. Our leaders are part of the fabric of our communities, serving on charitable boards and business associations and speaking with homebuilders, homeowners, and tenants every day. We live and breathe our work in these markets. Starting from the western-most part of the country, Honolulu, and ultimately making our way east to New York, in the following pages is a detailed overview and updates on the progress we have made in unlocking value in each of our core markets. HHC Annual Review 2017 18 19 HHC Annual Review 2017

Unlocking Value from Wall Street to Waikiki In order to illustrate the material value creation opportunities available with our existing assets, we have provided a detailed overview of each of our core assets, beginning with our MPCs. HHC Annual Review 2017 20 21 HHC Annual Review 2017 WARD VI0LL3AGE, HAWAII HOUSTON0M2PCS, TEXAS SUMMERLI0N,4LAS VEGAS DOWNTOWN CO0L1UMBIA, MARYLAND SEAPORT DI0ST5RICT, NYC

2017 was a standout year for Ward Village, our 60 acre vertical community in the heart of Honolulu, as we delivered our second resi-dential building in the market—Anaha—and experienced our best year of sales without the launch of a new building—bringing sales at our four buildings delivered or under construction to 96% of all homes as of March 31st of this year. Additionally, construction continued on schedule and within budget for Ae‘o and Ke Kilohana. With two build-ings delivered and Oahu’s flagship Whole Foods opening later this year, the vision for the vibrant neighborhood we are creating is clearer and more tangible than ever before. This, along with the hard work of our sales team, helped us sell 177 homes at Ward Village in 2017. Ward Village A Standout Year 23 HHC Annual Review 2017 22 HHC Annual Review 2017

mixed use developer on the island. In addition, our balance sheet and lender relationships have allowed us to secure just under $1 billion of limited recourse construction loans over the last three years. Similar to our MPC segment, the scale of this development thwarts competition in the marketplace and gives us a competitive advantage in securing labor and financing as well as in marketin and community engagement. From the beginning, our vision has been t transform Ward Village into the new center Honolulu, focusing on design, sustainability and culture in distinguishing the community As the largest LEED-ND Platinum certifie development in the country, Ward Village Ward Village has clearly differentiated itself, not just in Honolulu, but as one of the most dynamic urban master plans in the world. Last year, Architectural Digest named it the best planned community in the country and in January 2018 we were named “Master Planned Community of the Year” by the National Association of Homebuilders…Our homeowners agree—through the end of March and including our pre-sales at ‘A‘ali‘i we had sold or contracted to sell more than 1,500 homes. Anaha Anaha Anaha Lobby Located in the heart of Honolulu between Downtown and Waikiki a few blocks from Ala Moana Shopping Center (one of the most productive retail destinations in the world), Ward Village has entitlements that allow for up to 9.3 million square feet of mixed-use development. One unique aspect of this development is that it has been generating $20+ million annually of recurring income from its existing retail and industrial space, most of which will be redeveloped as part of the master plan and replaced with new retail and commercial space. Due to the limited supply in the market, Honolulu continues to be very attractive for residential development. From 2008 to 2014, Oahu had the lowest levels of new home deliveries since World War II. Despite significant development activity in the last few years, the island is far behind the 2,600 new homes needed annually just to keep pace with the local population growth (not including demand from the Mainland U.S. and Asia). The under supply of housing is a direct result of barriers to entry that prevent other developers from building more homes, including a limited supply of fee-simple land, difficulty obtaining entitlements, high construction costs and limited access to capital. To that end, we believe we have distinct advantages over other developers as we already own arguably the best residential development site, have entitlements in place, and have access to contractor resources that others do not given our position as the largest At full build out, we expect the community to include more than 4,500 homes and up to 1.7 million square feet of retail, industrial and office space. which we control and operate under a 35-year ground lease with the Hawaii Community Development Authority. In addition to purchasing and displaying significant pieces of art in front of our first two residential buildings, we were the title sponsor and home of the inaugural Honolulu Biennial last year—featuring works fro more than thirty artists from Asia Pacifi and the United States. This was an excell example of how we create culture in o communities and how our impact extends f beyond the walls of our properties. Anoth example of how we have made importa HHC Annual Review 2017 24 25 HHC Annual Review 2017

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Phase 1 Updates and Future Development Future Development As previously mentioned, we have spent the last several years studying innovative residential product around the world in order to bring unique homes to the Honolulu market that will allow us to accelerate sales; creating smaller, more efficient homes that have a lower nominal price and are accessible to a wider buyer pool (while maintaining our margins and prices per square foot). We launched pre-sales on our first residential product of this type—‘A‘ali‘i—early this year and anticipate beginning construction by year’s end. The building’s more than 751 units include a turn-key option in which every piece of furniture (most of it will be built-in) will come with the unit as part of the purchase price. We are also working on pre-development of another similar building that we anticipate bringing to market in the next 12 months. We continue to work creatively to determine how we can tailor our product to meet unserved demand and tap into a larger market while still meeting or exceeding our return expectations. Waiea Arrival Experience Whole Foods Market at Ae’o ‘A‘ali‘i Phase 1 Updates During the year, we continued selling and closing homes in Waiea, our first building which we delivered in late 2016, and Anaha, our second residential building. Waiea was 95% sold as of the end of March and generated $0.5 million in annual NOI in 2017 from our lease with Nobu. Anaha was 98% sold and will include 16,000 square feet of retail, which is projected to generate $1 million in annual NOI upon stabilization later this year. Anaha’s retail will include the first Oahu location of acclaimed Maui restaurant Merrimans. Additionally, we had a very robust year of sales at Ae‘o and were 97% sold as of the end of March. We expect to deliver the building and begin closing on homes in early 2019. Whole Foods will be opening in the second quarter at the base of Ae‘o and will be a huge addition for the community. The building will have 68,300 square feet of retail, which is projected to generate $2 million in annual NOI upon stabilization in 2019. Ke Kilohana, which has a large portion of workforce housing, was 92% sold with an expected delivery date of late 2019. The tower will include 22,000 square feet of retail leased to CVS/Longs Drugs and is projected to generate $1 million in annual NOI upon stabilization in 2020. Since launching sales in early 2014, we have contracted to sell or sold 1,509 homes, translating to more than $2 billion of revenue. Excluding the value of our land, we anticipate achieving a 30% gross margin on our revenue to date as well as for the overall master plan, by requiring a substantial amount of pre-sales with 20% non-refundable deposits from qualified buyers and with non—or limited—recourse construction financing. We have averaged sales prices per foot of approximately $1,400 on our market-rate buildings over a wide range of product. We have over six million square feet of residential development entitlements remaining. The more than one million square feet of retail in our master plan is expected to achieve net rents between $50 and $75 per foot. Given our proximity to the very successful Ala Moana Center, we expect the retail of the development to grow into a valuable source of recurring income. with front row sites obtaining higher margins than second or third row sites. We mitigate risk on these transactions You can learn more at www.wardvillage.com HHC Annual Review 2017 28 29 HHC Annual Review 2017

2017 was an excellent year for Summerlin as the community bene-the region. Developed on land acquired by our legendary namesake fited from the burgeoning local economy and continued growth of himself in the 1950’s, Summerlin was named after Hughes’ paternal our urban core. Downtown Summerlin continues to add amenities grandmother and began selling homes in 1991. that further distinguish the community as the premier place to live in Summerlin The Next Chapter Future Development The Summit Downtown Summerlin HHC Annual Review 2017 30 31 HHC Annual Review 2017

The Summit The Summit is our joint venture with Discovery Land Company (“Discovery”) to develop a 555-acre luxury golf course community that will further differentiate Summerlin. At completion, the project will have 146 custom lots and 84 built product home sites and 30 clubhouse suites. In 2017, we contracted to sell 17 residential lots for $56 million, bringing our total to 77 homes sold for $241 million. As of the end of March, we had 17 additional lots and built product under contract for approximately $68.5 million. The joint venture recorded $23 million as our share of equity in earnings during the year. This exclusive opportunity allowed us to advance land sales on a parcel that was not projected to be developed or monetized until a much later date in the future. We expect The Summit to grow substantially as lots close and we realize the full potential of this venture. The success of this project should also increase the appeal of our remaining MPC acreage for homebuilders and future home buyers. With more amenities than nearly any other community in the nation—25 schools, over 235 parks and 150 miles of trails, 14 houses of worships, and 10 golf courses—Summerlin is the place to live in the region and as a result has benefited from the economic recovery. Summerlin MPC Summerlin Las Vegas Stadium The 22,500-acre community is located nine miles west of the Las Vegas strip and is home to approximately 108,000 residents, which we expect to grow to more than 200,000 at full build. We have approximately 4,400 remaining saleable or developable acres, making us the largest private landowner in this land-constrained valley, where most of the land is owned by the Federal Government. The Las Vegas economy continued its expansion in 2017, with record convention attendance, low unemployment, and robust growth in gaming revenue and construction activity. Today, there is $18 billion of commercial development in planning or underway in Las Vegas, including the new stadium for the Oakland Raiders, who will be relocating to Las Vegas by 2020. We believe that the Raider’s announcement is a sign of the desirability of the market and an indicator of the city’s future growth. With more amenities than nearly any other community in the nation—25 schools, over 235 parks and 150 miles of trails, 14 houses of worships, and 10 golf courses—Summerlin is the place to live in the region, and as a result has benefited from the economic recovery. by 4.4%. We have significant additional capacity at Summerlin with approximately 3,600 remaining saleable residential acres, and remaining entitlements for approximately 39,000 residential dwelling units, with a projected sell-out date of 2039. Given that approximately three quarters of the home sales in the region are below $400,000, I mentioned in last year’s letter that we had been focusing on delivering product at a lower nominal price point while maintaining the overall quality and land prices for which Summerlin is known. I am pleased to share that we successfully began delivery of this higher-density product in 2017, allowing us to capture a broader portion of the market while maintaining overall land prices. We intend to continue to add to our offerings in 2018 and beyond as we work to accelerate sales and increase the net present value of this asset. The Summit In 2017, we experienced our fifth year in a row of land sales exceeding $100 million with total land sales of approximately $121 million, a testament to Summerlin’s dominance in the market. Our average price per acre was $584,000, an increase of 26% from the previous year. Summerlin’s median home prices increased HHC Annual Review 2017 32 33 HHC Annual Review 2017

HHCAnnu>tROViOW2017 HHC Annual. Rtvlew 2017

Downtown Summerlin’s success positions us to increase our market share as we further distinguish the community with the continued development and growth of our downtown. The first phase of Downtown Summerlin, totaling 1.4 million square feet and including the Downtown Summerlin retail and ONE Summerlin, was completed at the end of 2014. We have worked diligently to upgrade the tenant roster over the last 18 months, including opening new tenants, such as Crate and Barrel and PGA Tour Superstore in 2017. These have helped drive additional traffic with Downtown Summerlin attracting approximately 17 million visitors in 2017, a 4.5% increase in year-over-year traffic, as well as sales of $595 per square foot, excluding pad sites and anchors. Overall, NOI for the first phase of Downtown Summerlin’s retail and office is on pace to grow from $22 million in 2017 to $32 million at stabilization. In 2017, we began construction on three new office buildings—two 90,000 square-foot buildings for Aristocrat Technologies and Two Summerlin, a 145,000 square foot office building. We anticipate completing construction on the fully leased build to suit by the second quarter of 2018. Since One Summerlin is 98% leased and there is no other new office supply in the Summerlin submarket, we decided to begin construction on our second office building to meet expected demand for office space in the coming years. This building was 25% pre-leased at the end of March and is expected to stabilize in 2020. Last year, we closed a $65 million non-recourse construction loan to fund development of both office buildings. Given current demand, we anticipate beginning development on additional office product in the coming years. City National Arena, Downtown Summerlin The view toward the Las Vegas strip Multi-Family Constellation, our 124-unit multi-family project, is rapidly moving towards stabilization. It is currently 98% leased and nearing its stabilized NOI target of $2.2 million. We purchased our joint venture partner’s interest in late 2017 using the proceeds of a permanent loan to buy-out our partner and repay the construction financing in full. Additionally, we commenced construction on 267 units of multi-family in the first quarter of 2018. This development is projected to cost $59 million and will produce a stabilized NOI of $4.4 million. we opened the NHL practice facility for the Vegas Golden Knights, which, in addition to serving as an amenity for the community, will generate an annualized NOI of $452,000 in ground rent. In the fall, we acquired 100% ownership of the Las Vegas 51s and secured a 20-year naming rights agreement from the Las Vegas Convention and Visitors Authority that will pay us $4 million per year to finance a portion of a new stadium in Downtown Summerlin. This is the largest naming rights deal in minor league sports history and was a critical step in moving forward with the stadium, which broke ground this past February. When operational, the baseball stadium will attract more than 500,000 people to our downtown each year. We expect the ballpark to continue Downtown Summerlin’s momentum and further distinguish the community in the region. Additionally, we believe the stadium will serve as a key amenity for residents while increasing the value of our remaining land holdings. Future Development We have future development entitlements of over five million square feet of additional residential, office and retail space in Downtown Summerlin. Given the growing importance of entertainment and experience led offerings, we are confident that the practice facility and baseball stadium will continue to spur accelerated commercial development in Summerlin over the coming years. Sports and Entertainment 2017 was a milestone year for Downtown Summerlin emerging as a hub for sports and entertainment in the region. In August, You can learn more at www.summerlin.com HHC Annual Review 2017 36 37 HHC Annual Review 2017

Houston Quality of Life 39 Bridgeland HHC Annual Review 2017 38 HHC Annual Review 2017

The Houston region includes The Woodlands, Bridgeland and The Woodlands Hills communities. Each of these assets is in a different stage of the MPC life cycle. The Woodlands Town Center 01—The Woodlands 02—Bridgeland 03—The Woodlands Hills With only 736 saleable residential lots and approximately 743 acres of commercial land remaining to be developed, the community is one of our most mature MPCs. Has nearly 15,000 residential lots and 1,530 commercial acres remaining for development. Delivered its first parcels of land to homebuilders in the latter half of 2017. The new MPC has a full cycle estimate of 5,000 residential lots to be developed over a 12-year period. Hughes Landing The Woodlands Hills DOWNTOWN HOUSTON Bridgeland Houston is as resilient as ever in a year that saw it face one of the most destructive storms in recent history. In August, Houston experienced an unprecedented rainfall event that had widespread impact on the state of Texas. I was proud of the inspiring leadership our team exhibited during Hurricane Harvey as they opened up our properties, particularly our three hotels, to those in need and those assisting with the relief efforts. True leaders emerge during difficult times of crisis and I could not be more pleased with how our executives demonstrated their commitment to the community, our customers, and to our employees in the region. Oil prices have been steadily rising since the middle of 2017 and recently reached levels not seen since late 2014. Despite oil trading within a relatively narrow range over the last several years, the Houston economy continues to chug along and has added jobs every year since 2010. Additionally, Houston’s economy continues to diversify and the city still boasts no state income tax, the largest port in the country, and robust infrastructure with four major beltways surrounding the city. As Houston’s economy recovers with the expected continued rise of oil prices, these factors will make it an attractive destination for companies looking to relocate their corporate campuses. HHC Annual Review 2017 40 41 HHC Annual Review 2017

Hughes Landing The The Woodlands Town Center Woodlands Created by visionary oil businessman George Mitchell in 1974 with an original design inspired by James Rouse’s master plan of Columbia, Maryland, The Woodlands has grown into one of the country’s most recognized MPCs over the last 40 years. Today, more than 115,000 residents and several Fortune 500 corporations call The Woodlands home, including Anadarko Petroleum and Huntsman Corporation. In addition, numerous large corporations maintain regional campuses in The Woodlands such as ExxonMobil, Chevron Phillips, Baker Hughes, McKesson, and Aon. As a result of the concentrated corporate presence, The Woodlands is one of the largest employment hubs in the region with over 60,000 jobs, helping to maintain economic stability with an average household income in excess of $97,000 (compared to $62,000 for the broader Houston area). The Woodlands has an unrivaled collection of amenities compared to other communities in the region, including 23 public and nine private schools, seven golf courses, five hospital systems, upscale dining / shopping offerings, and the most popular outdoor amphitheater in the country—The Cynthia Woods Mitchell Pavilion. The community also has over 200 miles of hiking and biking trails as well as more than 130 neighborhood parks. These amenities have helped make The Woodlands one of the top-selling communities in Texas for nearly two decades. 15,000 residents and ortune 500 corporations odlands home HHC Annual Review 2017 42 43 HHC Annual Review 2017

Retail Our ret ail por t folio consis t s of six proper ties tot aling approximately 376,000 square feet. These properties are primarily located in Town Center and Hughes Landing and offer a variety of dining and shopping offerings from restaurants such as Truluck’s, Fogo de Chao and Del Frisco’s Grille to grocery stores such as Whole Foods Market. Our retail portfolio is 92% leased with an average remaining term of seven years. In 2017, total NOI from our retail portfolio in The Woodlands was approximately $8 million, which we project to stabilize at approximately $11 million. This year we commenced construction on Lake Woodlands Crossing, a 60,300 square foot neighborhood retail center. As of the end of March, Lake Woodlands Crossing was 75% pre-leased and expected to stabilize in 2020. Total NOI for The Woodlands operating assets reached $82 million in 2017 and is expected to reach approximately $114 million at stabilization of the existing portfolio and those already under construction. Multi-family We own four multi-family properties in The Woodlands that total 1,389 units. Similar to our office properties, our multi-family portfolio is uniquely positioned to serve a wide range of residents, from millennials moving into their first home after college to empty nesters looking for the best amenities a property has to offer. In 2017, construction began on our newest multi-family project in The Woodlands, known as Creekside Park Apartments, which is included above and will have 292 units. It is expected to begin leasing in the coming months and stabilize in 2019. In 2017, the annualized fourth quarter NOI of our multi-family portfolio was $14 million. We project this NOI to grow to $17 million at stabilization. For context, we acquired our former par tner’s 47.5% equity ownership interest in The Woodlands in 2011 for $117.5 million, giving us 100% ownership of this MPC subject to $261 million of debt at that time. Since then, we have sold over 3,000 residential lots for approximately $425 million and 180 acres of commercial land for $145 million. Today, we value the remaining land in The Woodlands at $846 million on an uninflated/undiscounted basis. In addition, we have invested total capital of approximately $1 billion to develop or redevelop approximately 1.9 million square feet of office, 284,000 square feet of retail, 996 multi-family units, 913 hotel rooms and 1,438 units of self-storage, which collectively generate NOI of $63 million (annualized as of fourth quarter 2017) and $105 million of expected stabilized NOI equating to a stabilized yield of 10% on our total project costs. The Woodlands is a good example of how we can leverage our unique expertise, control supply, and create long term value for our shareholders. Office Our office portfolio in The Woodlands consists of approximately 2.1 million square feet across 11 properties. Our office properties range in size and location to satisf y a broad range of tenant requirements. Our scale allows us to compete for tenants at every stage of a company’s life cycle, from small companies searching for affordable space to Fortune 100 corporations interested in state-of-the-art build-to-suit office space. Total NOI from our office portfolio in The Woodlands, which was 84% leased as of the end of March, was $40.7 million in 2017 and is expected to grow to $55 million once our newest developments in Hughes Landing stabilize. In 2017, we began construction on 100 Fellowship Drive, a 203,000-square-foot build-to-suit for the University of Texas medical system (MD Anderson). The building is slated for completion in late 2019. This transaction is an excellent example of The Woodland’s attraction to corporate users. This AAA rated credit tenant could have gone anywhere in the Houston market but chose The Woodlands due to its superior location and amenities. Total NOI for The Woodlands operating assets in 2017 You can learn more at www.thewoodlands-commercial.com Hospitality Our hospitality portfolio consists of 913 hotel rooms across three properties: The Woodlands Resort and Conference Center, The Westin Town Center and the Embassy Suites at Hughes Landing. The Resort completed a significant renovation in 2015 and the Embassy Suites and Westin respectively opened in late 2015 and early 2016. We hired our new head of hospitality Mike Slosser in late 2016 and, despite the challenging market conditions, he and his senior team have done an excellent job in improving the operations and sales at the hotels by increasing NOI by more than 50% from $13 million in 2016 to $20 million in 2017. At stabilization, we project the portfolio’s NOI to reach $31.5 million. Embassy Suites, Hughes Landing The Woodlands Resort & Robard’s Steakhouse HHC Annual Review 2017 44 45 HHC Annual Review 2017

The Woodlands Hills Located 13 miles north of The Woodlands and spanning approximately 2,000 acres, The Woodlands Hills is our newest master planned community. We broke ground in November 2017. Set within a gently rolling terrain, The Woodlands Hills is expected to eventually include more than 5,000 homes. The first single-family home models are expected to open in the first half of 2018. Sharing the same commitment to environmental preservation as The Woodlands and Bridgeland, the forested community of The Woodlands Hills will feature approximately 112 acres of open space including 20 neighborhood parks, and a 17-acre Village Park. An amenity center with event space and a fitness facility will highlight the recreation in The Woodlands Hills. The community will include nine-and-a-half miles of hike-and-bike trails, in addition to bike lanes along the major thoroughfares. A dynamic mix of retail is also planned. We have 1,425 residential acres and 171 commercial acres remaining. The uninflated/undiscounted value of this land is approximately $379 million. We are looking forward to moving ahead with our first single family homes later this year. You can learn more at www.thewoodlandshills.com Increase in year over year sales The Woodlands Hills Community Center Bridgeland Bridgeland is located northwest of Houston and southwest of The Woodlands. It contains 11,470 acres. Since construction began in 2004, our predecessors invested over $300 million into this asset. The master plan details more than 3,000 acres of open space and 900 acres of lakes, helping to differentiate the community and providing appeal to buyers. Today, Bridgeland is one of the best-selling communities in Texas and is home to more than 8,800 residents, which is expected to grow to approximately 65,000 residents at completion. With its location and mid-range price point, Bridgeland is accessible to a wider pool of the population and had a very strong year of sales, with 391 lots sold in 2017 totaling $30.4 million in revenue. This represented a 32% increase compared to 2016 with price per acre up 1.3%. As other MPCs in the region exhaust their supply of residential lots, Bridgeland stands to benefit from the continued growth in greater Houston as future home owners are attracted to this master planned environment. We h a v e r e s e r v e d a p p ro x i m a t e l y 1,535 acres in Bridgeland for commercial development. Similar to The Woodlands, our strategy is to initially focus on bringing a critical mass of residents to the community and to then begin commercial development. The community’s town center could ultimately have commercial density of several million square feet. As of December 31, 2017, we had 2,440 residential acres and 1,535 commercial acres remaining. We have high aspirations for Bridgeland. We expect it to eventually achieve average lot sales in excess of 800 lots per year. Accelerating our lot sales will pave the way for commercial development and meaningful growth in recurring income. You can learn more at www.bridgeland.com HHC Annual Review 2017 46 47 HHC Annual Review 2017

Columbia Grow Boldly 49 2 Merriweather, Columbia HHC Annual Review 2017 48 HHC Annual Review 2017

Office In three transactions in recent years, we acquired 10-70 Corporate Center and One Columbia to become the dominant office landlord in Downtown Columbia, owning approximately 50% of the supply in the market. In 2016, we completed One Merriweather, the first new office building to be delivered in Downtown Columbia in more than a decade. MedStar Health, the region’s largest healthcare provider, is the biggest tenant in the building, which was 80% leased as of the end of March. Two Merriweather, our second office building in the Merriweather District, was completed at the end of 2017. Pearson PLC, an international publishing and education company, occupies approximately 58% of the building. We were pleased last year to announce that Tenable, a leading cyber security firm, would be the lead anchor in our third office building in the Merriweather District, Three Merriweather—a 307,000 square foot office building that will commence construction in the first half of 2018. Our office portfolio in Columbia totals 1.6 million square feet and generated $17 million of NOI based on the 2017 annualized fourth quarter results. At stabilization, the current portfolio is expected to generate $30 million. It is worth noting that over 600,000 square feet of the portfolio is currently unstabilized or under construction. Retail In 2016, we completed leasing the Columbia Regional Building, adding NuVasive to the third floor. We successfully repurposed the former Rouse Company Headquarters, designed by architecture giant Frank Gehry, into a dynamic Whole Foods-anchored destination in fall 2014. Our Columbia retail portfolio totals over 220,000 square feet. Merriweather District Entitlements Developed by Jim Rouse, considered the father of the MPC business, Columbia was among the first MPCs in the country. Its strategic position between Baltimore, MD, and Washington, D.C. enabled it to thrive. Today, it is home to more than 112,000 residents. While The Rouse Company sold all of the community’s single-family residential inventory many years ago, the central core was reserved for the last stages of development so that it could become an urban-oriented business and cultural hub known today as Downtown Columbia. This strategy is consistent with The Woodlands, which created enormous value by reserving strategically located “town center” land for commercial development later in the life cycle of the MPC. Downtown Columbia is located in Howard County, which has a population of approximately 321,000 residents and one of the nation’s most educated workforces. Because of its proximity to Fort George Meade, U.S. Cyber Command, and the National Security Agency, it is at the center of the growing cyber security industry. The county is also home to major research institutions such as Johns Hopkins Applied Physics Lab and a dense population of technology companies like Tenable, Department 13, SourceFire/Cisco, IronNet and IMPAQ International. As of December 2017, the Howard County unemployment rate was 2.8%. Median household income in Howard County is more than $110,000. Our focus over the past six years has been on the commercial development masterplan for Downtown Columbia, which provides us with the ability to develop approximately 14 million square feet comprised of 6,250 residential units, 4.3 million square feet of office, 1.3 million square feet of retail, and 640 hotel rooms. Below are some updates of our progress over the last year. • • • • 1.5M SF Office 2,300 Residential Units 315K SF Street Retail 250 Hotel Rooms A major accomplishment at Columbia in 2017 was Howard County closing the first tranche of $48 million of a $90 million TIF Bond Authorization, which will provide for a variety of public improvements including major roadways in the Merriweather District. This unlocks the potential for up to 4.9 million square feet of development in the Merriweather District and assists us in continuing to bring our vision for Downtown Columbia to life. TOTAL DEVELOPMENT Merriweather District Master Plan Multi-family Our Columbia multi-family portfolio totals 817 units that were developed in a joint venture with a local partner, Kettler, Inc. (“Kettler”). The first multi-family development, The Metropolitan Downtown Columbia, a 380-unit complex, stabilized in 2016. Our 50% share of the NOI from The Metropolitan is $2.9 million and is expected to increase to $3.5 million upon full stabilization. In 2016, we began construction on the 437-unit m.flats/TEN.M project adjacent to The Metropolitan, Downtown Columbia. We contributed five acres of land to the project valued at approximately $23 million. Additionally, we invested $9 million of capital to ready the land for development last year. At stabilization, we will generate at share $4 million in NOI on these buildings. security and other technological and research-oriented companies. In 2017, we continued to realize our objectives by securing cyber security firm Tenable as the lead anchor in Three Merriweather, further positioning us to attract similar firms in the future. Additionally, with the launch of our Opus 1 music, art, and technology festival that we created that attracted approximately 16,000 visitors last fall, Downtown Columbia is now being talked about as a vibrant community that is beginning to attract millennials and emerging as a hub in the technology, education and health care sectors. I am confident that over the next decade Downtown Columbia will be a thriving environment much like Hughes Landing. As of year-end 2017, we had 77 commercial acres remaining in Downtown Columbia. We are proud to be honoring Rouse’s legacy in creating Downtown Columbia and reimagining the community for a new generation of residents and office workers. Future Growth 2017 was a milestone year for Downtown Columbia. In 2016, we mentioned that we would work to generate interest from a variety of businesses in Downtown Columbia including healthcare, cyber Merriweather District You can learn more at www.dtcpartnership.com HHC Annual Review 2017 50 51 HHC Annual Review 2017 SQFT

Pier 17 Seaport District Port of Discovery 53 HHC Annual Review 2017 52 HHC Annual Review 2017

In 2016, we took key steps in advancing our vision to transform the district into a Port of Discovery Over the following twelve months, we made critical strides in bringing that vision closer to reality. In October 2017, we announced that ESPN would be occupying space on the third level of Pier 17 to broadcast eight daily shows. This is another distinct addition for the Seaport and will help it gain national recognition and perhaps eventually become a hub for content and media. Over time, I am confident the elevated profile of the Seaport will result in increased demand from sponsors and retail users while also driving additional consumer traffic. We obtained an amendment last year that included broadcast studios and office space as approved uses for Pier 17. Since executing the amendment, we have engaged CBRE to market the balance of the third and fourth floors as creative office space and have already generated strong interest from potential tenants. Winter Village Includes an ice rink and an event space that will hold up to 500 people seated and more than 1,500 standing Iconic Rooftop Venue That can host events for up to 3,500 people standing or 2,400 seated 10 Corso Como 10 Corso Como’s only U.S. Location HHC Annual Review 2017 54 55 HHC Annual Review 2017

Location Since 2001, Lower Manhattan has been undergoing a dramatic transformation, shifting from an employer base in financial services to becoming a hub for companies in the creative, media, advertising, and technology sectors. Today, approximately one third of the office population (500,000 strong) is in the creative or technology industries (last year Spotify announced that they would be occupying 400,000 square feet at World Trade). At the same time, the residential population has been thriving, growing from 15,000 people living south of Chambers street in 2001 to 61,000 today. Lower Manhattan is attracting young, affluent, well-educated New Yorkers with a median age in the low 30’s with average household incomes exceeding $200,000. We believe that this is only the beginning as we expect many new residents to relocate to the area with more than 4,000 units under construction or planned for completion. With the opening of the Fulton Transit Center in 2014 (a 5-7 minute walk from the Seaport) and the World Trade Transportation Hub in 2016 (a 10-minute walk from the Seaport), Lower Manhattan has never been easier to access. Combined, these two transport links serve more than 500,000 daily commuters and nearly every subway line in Manhattan stops at one of these two centers. Given that the Seaport is near the first stop into Manhattan from Brooklyn, with Brooklyn’s recent resurgence, Lower Manhattan is in many ways poised to become the new center of New York City. Pier 17 Vision / History When we inherited the Seaport in 2010, we quickly recognized the opportunity to transform this storied site that is the city’s original commercial hub and birthplace of innovation into a vibrant destination for New Yorkers and an anchor for the thriving Lower Manhattan community while embracing the waterfront and historic cultural fabric of the locale. The Seaport’s distinct architecture and unmatched views of the Brooklyn Bridge and East River have always made it a highly visited tourist attraction, welcoming approximately 12 million tourists annually prior to the redevelopment. However, our focus has been to create a destination that will bring New Yorkers back to the district. Anticipating the growth of ecommerce and challenges traditional retail would face, we knew that in order to be successful over the long term we would have to curate unique offerings across food, fashion, and entertainment that do not exist anywhere else in the city…leveraging the Seaport’s history and creating what we call a Port of Discovery. As illustrated in the site plan below, the initial redevelopment spans over several city blocks and totals eight buildings, including the first Cipriani hotel, Mr. C’s, in New York that will open later this year. At the Seaport District we are using our expertise in master planned communities to bring similar holistic planning principles to create an integrated district. 5. 117 BEEKMAN STREET $214K 43% Average Household Income—highest median household income after Soho Millenial Residents (Age 20 – 36)—highest density / population in NYC. 8K 15M R esidential units planned or under construction south of Houston Street Number of visitors in 2016 . HHC Annual Review 2017 56 57 HHC Annual Review 2017 PIER 16 PIER 17 1. PIER 17 2. TIN BUILDING 3. FULTON MARKET BUILDING 4. MUSEUM BLOCK 9 6. TITANIC PARK 7. ONE SEAPORT PLAZA 8. SCHERMERHORN ROW 9. EAST RIVER ESPLANADE 10. MR. C HOTEL 8 3 4 7 5 106 Titanic Park 1 2

Pier 17 The new building completed in late 2017 will house approximately 213,000 square feet over four levels overlooking the East River and Brooklyn Bridge. Tenant spaces are now under construction in preparation for openings beginning this summer. The Pier 17 rooftop is an acre and a half (more than 60,000 square feet) and will include a restaurant with two outdoor patios along with a completely versatile venue that can hold approximately 3,500 people standing or 2,400 people seated. The venue will feature a concert series running from May to September (similar to the Hollywood Bowl) and be home to a wide range of uses ranging from community open space to private events and fashion shows, movie premieres, product launches (our freight elevator can fit an SUV) a beach lounge, and even a tennis match with approximately 1,500 spectators. The rooftop is one of the only spaces in the city where you can see the Statue of Liberty, Brooklyn Bridge, and the Empire State Building from one location. Given the visibility of the rooftop from Lower Manhattan, the Brooklyn Bridg e, and Brooklyn, we recognized that we had an opportunity to create a landmark for the city with our rooftop stage structure that will be in place for about half of the year. Additionally, we wanted to create a stand-alone destination for the stage when it was not being used for concerts. We found an artist from Germany, Achim Menges, who has designed a unique piece of art that is lightweight, preserves views, and will be his first piece in the city, further differentiating the already one-of-a-kind space. The rooftop restaurant will open this summer with a grand opening for the concert series scheduled for August 1st. In the winter months, we will have a winter village experience designed by David Rockwell that will include an ice rink, private event space, and additional food and beverage offerings. are “Live from the Seaport District” before each program and feature an aerial of the property while referencing our sponsors. One other highlight of Pier 17 is that we wired the façade on levels three and four (as well as the stage) to light up in an infinite mix of colors –what we call the Pier 17 light band. The light band will be used for key seasonal and philanthropic activations as well as a marketing and branding opportunities for our sponsors. The Pier Village is an extension of the city grid system out on the water and will feature six two-story boxes that will house dining concepts from some of the world’s leading restauranteurs, including a seafood restaurant by Jean-Georges Vongerichten, the newest Momofuku concept by David Chang, and an Italian chophouse by award-winning chef Andrew Carmellini. Both Jean-Georges and David Chang will open their restaurants later this year while the other restaurants in the Pier Village will open in 2019. iPic Theaters Tin Building T h e T i n B u i l d i n g w i l l encompass ap pro xima t el y 53,000 square feet, housing a food market that we anticipate will rival the most extraordinary food markets in the world. Operated by Chef Jean-Georges Vongerichten, the market will pay homage to the original Fulton Fish Market that opened at the Seaport in 1822. The existing building has been carefully deconstructed, removed from its deteriorated platform, and will be rebuilt 30 feet back from FDR Drive to restore its visibility and move it above the flood plain. The reconstruction is expected to be complete in early 2020. The Garden Bar total approximately 28,000 square feet including the restaurant and retail. For those of you not familiar with 10 Corso Como, it is the world’s original concept store which emulates a living magazine with its experiential environment and wide range of offerings that include a restaurant, bar, art gallery, fashion, home goods, design objects, books and more (To learn more visit www.10corsocomo.com). 10 Corso Como will open in September for fashion week and join other previously announced tenants in the historic district such as Scotch and Soda, Fellow Barber, By Chloe, Big Gay Ice Cream, Lobster Go Go, and Dita Eyewear. Because of Carla Sozzani’s importance in the fashion world, since the 10 Corso Como announcement, we have experienced robust demand for event space among fashion brands, with brands like Fendi and Louis Vuitton hosting major events at the Seaport. These are a few examples of tenants that have paid us hundreds of thousands of dollars to use our event spaces for short periods of time. The third floor of the Fulton Market Building will be home to a private event space and social experience unique to the Seaport that will both open in the first half of 2019. The event space will be able to hold more than 200 people for a seated dinner. Sponsorship will be an integral part of the Seaport and our Strategic Partnership group has been active in completing long term sponsorship deals with many national brands. We have completed deals with Lincoln, Heineken, and Ticketmaster, totaling more than $2.5 million annually. This still leaves the largest sponsorship opportunities available, such as the rooftop naming rights, which we expect to become a meaningful income stream for the property. Given the unique nature of the Seaport District, it needs to be seen and experienced in order to understand its ultimate potential and I encourage all of our shareholders to pay it a visit. Seaport Economics Our total construction costs for the Seaport District, now inclusive of the Tin Building, equal $785 million, or $731 million net of our Superstorm Sandy insurance proceeds of $54.8 million. We are targeting a stabilized annual return of between 6% and 8% on our net costs. In populating the district, we have structured many of our leases to have a significant component of percentage rent or a partnership interest in the business. Our ability to realize returns at the higher end of our expectations or beyond will be driven by the ultimate sales productivity that our offerings achieve. We are pioneering with this development. We could have accepted a more traditional business model and brought in national retailers, but we believe that due to the ongoing changes in the retail landscape many of the national players will have much smaller footprints in the coming years as they close additional stores. Many may not even be in business a decade from now. Traditional bricks and mortar retail is experiencing a secular decline across the country and as such we believe that in order to be successful, retail destinations will need to draw people by creating unique and dynamic experiences. At the Seaport, we have curated tenants with this in mind to create sustainable, long term success, attract people to come and consume at the Seaport and ultimately elevate base rents throughout our district. However, this approach will likely take longer to stabilize making this asset more difficult to value than our other core assets. In the end, I am confident we will have created a much more profitable development. As an irreplaceable part of Manhattan, you cannot assign a value on owning a district like this in New York. There is no true comparable to the Seaport District. Therefore, we believe, that if we ever did decide to sell, the property would realize a historically low cap rate with a significant spread relative to our return on cost yields. Historic District The historic district consists o f a p p ro x i m a t e l y 1 8 3 , 0 0 0 square feet of retail space, which includes the 105,000 square foot Fulton Market Building. Our first cornerstone tenant to open in the revitalized district was iPic Theaters, which opened in October 2016 with a 20-year lease on 46,000 square feet in the Fulton Market Building. The iPic at the Seaport is currently iPic’s only Manhattan location and consistently ranked as one of the top cinemas in the city. Despite being the only permanent tenant at the Seaport for most of its first year of operation, the theater is the highest grossing location in iPic’s portfolio generating per screen revenue comparable with some of the most successful theaters in the country. In late 2016, we announced that iconic retailer 10 Corso Como, founded in Milan in 1991 by style visionary and former fashion editor Carla Sozzani, will open in the Historic District. The store will be 10 Corso Como’s only U.S. location and will Jean-Georges Floors three and four of Pier 17 will consist of approximately 147,000 square feet that will be a mix of creative office space, broadcast studio space (ESPN), a catering kitchen to service the roof and other parts of the property for large-scale events, and a state-of-the-art green room that will also be used as event space. ESPN opened their studios in early April and we anticipate announcing an office user before the end of the year with occupancy beginning in 2019. In addition to the ESPN transaction being a great economic opportunity for the company, one of the benefits of having ESPN broadcast from the Seaport is that they will announce that they Enimendendis alisciis ius am utectae optasimpor sintur New Market Site / Development Rights Upon completion of the Pier 17 Building and Tin Building, approximately 415,000 square feet of excess development rights will remain with respect to our ground lease interest. These “air rights” can be used in the district by seeking discretionary approvals from the City. In addition, if we were to exercise our option on the New Market Site, which is adjacent to Pier 17 and the Tin Building, we would have an additional 212,000 square feet of development rights subject to discretionary approvals from the City, for a total of 627,000 square feet. We are working closely with the City as to how to best use these development rights. While we have much additional work to do to realize our vision, we have built the foundation for a truly one of a kind asset that will position us to take advantage of the way the world is changing and evolving, in light of the growing importance of unique content and the desire of technology and retail brands seeking to engage with consumers in a more meaningful and experience-driven way. You can learn more at www.Seaportdistrict.nyc The Tin Building HHC Annual Review 2017 58 59 HHC Annual Review 2017

Sea of Light Installation HHC Annual Review 2017 60 61 HHC Annual Review 2017

Scaling For Growth HHC teams on their “Discovery Tours” Talent This year we made some important internal changes to our structure to better position us to grow, restructuring our business around five regional Presidents: Saul Scherl (President, New York Tristate Region), John DeWolf (President, Columbia), Paul Layne (President, Central Region) and Kevin Orrock (President, Summerlin). We recently added Simon Treacy as our President, Hawaii. Simon has 20 years of global real estate experience and spent the past four years as BlackRock Real Estate’s Managing Director, Global Chief Investment Officer and Head of US Equity. We are particularly pleased to have found a dynamic executive like Simon, who already calls Honolulu home, and who brings a variety of skill sets and experiences that can complement our existing deep bench of talent at Ward Village. I have often said that in order to be great, a company needs both great assets and great people. We have introduced a number of new initiatives over the last 12 months to further attract and retain top talent as we continue to grow. You can learn more about these programs at www.HHCrecruiting.com Grant and I signed long term contracts last year that further align our interests with yours. Peter Riley, the company’s General Counsel since inception, also signed a new five-year employment agreement. Peter’s exceptional legal mind and relentless focus on the downside have served us very well. I cannot think of a better executive to protect the company’s interests. We are very fortunate to have Peter and I am very grateful for the talented group of senior executives at the company. Grant—Those who spend time with Grant and me know that we have a very direct and transparent culture and are not afraid to debate each other…Some people could say that at times we sound like an old, married couple. Later this year we will be celebrating our 18th anniversary of working together…But it only feels like our 36th. All kidding aside, it has been a memorable journey together and I would not want to do it with anyone else. Rounding out the senior team…David O’Reilly continues to bring a dynamic energy to everything he does and has been an excellent addition for us as our CFO, as you can see from our improved Investor Relations initiatives. Our future with this leadership team is bright as we aspire to be the most creatively driven real estate company in the country. HHC Annual Review 2017 62 63 HHC Annual Review 2017

Capital Allocation Capital allocation is a critical contributor to HHC’s long-term value and as such it a high priority of our board and management. We carefully consider how to best allocate our capital, in light of the fact that our development opportunities are outsized relative to our capital. We constantly ask the question of “where will we achieve the highest risk-adjusted returns with our capital across the portfolio?” For example, should we build a stadium in Summerlin or an office building in Columbia? In considering various opportunities to deploy our capital, we prefer to focus on potential acquisitions where we can leverage our unique platform and the skills and experience of our team, such as acquisitions in our core markets or large scale developments similar to one of our assets or communities. In our Operating Assets Segment, our annual NOI is the metric that best tracks our operational execution. Operating Assets NOI ($ in millions) Earlier this year, we were presented with a different opportunity to allocate a meaningful portion of our capital—to acquire a block of shares in HHC. For us, there is no better investment than buying more of the assets we already own if we can do it at a discount. Judging our Success Office (1) $13M or 27% Excluding 110 North As Warren Buffett mentions in his most recent letter to sharehold-ers, generally accepted accounting principles (“GAAP”) can paint a distorted picture of earnings for certain companies and can often mislead investors. We believe HHC falls into this category, as real estate is a long-term business, GAAP depreciation may meaningfully overstate real economic depreciation and our land is carried at cost. We often make decisions that we know will negatively affect the short-term earnings results of a company, but are the right decisions to maximize long-term shareholder value on a per-share basis. In order to better understand our approach to capital allocation and how to value the company, our management team and, we believe, our investors, should not solely focus on quarterly GAAP earnings when judging our results. Below are the segment metrics that we believe provide the best tools to help assess our progress and success. In our MPC Segment, we focus on the number of acres sold, price per acre and the overall MPC Earnings Before Taxes, referred to as “EBT”. Land sales are often volatile, so we feel these metrics are most accurate when viewed on an annual and longer-term basis. Projected Stabilized NOI ($ in millions) Within our Strategic Devel-opment Segments, we track new construction starts as we transform our raw commer-cial acreage into vibrant new assets. This transforma-tion materializes in a higher projected stabilized NOI target. As you can see, we have been relentlessly focused on increasing our stabilized NOI target each year. $200 Ward Village – Homes Sold In addition, we are always mindful of the continued progress in Ward Village where condominium sales are a strong proxy for our success. MPC Price Per Acre ($ in thousands) $700 $525 2016 $350 2017 $175 $0 By focusing on these metrics, you will have a more accurate understanding of our performance and the company’s long-term success. Bridgeland Woodlands Summerlin HHC Annual Review 2017 64 65 HHC Annual Review 2017 $628 $584 $560 $463 $372 $377 Tower Total Units # Sold Past Re-scission Period % Sold Past Re-scission Period Waiea Anaha Ae’O Ke Kilohana Gateway ‘A‘ali‘i 174 317 465 424 125 751 167 312 452 395 28 171 96% 98% 97% 93% 22% 24% Total 2,256 1,525 67% MPC Earnings Before Taxes ($ in millions) $190.4 $179.5 $150 $100 $50 $0 2015 20162017 $114.4 MPC Acres Sold 450 360 270 180 90 0 2015 2016 2017 351 350 275 $300 $150 $0 2013 2014 2015 2016 2017 $255 $232 $205 $130 $80 $255 NOI Increase 2016 to 2017 Across All Property Types NOI Increase 2016 to 2017 Hospitality $7M or 53% $18M or 13% Multifamily $3.5M or 39% Retail (2) $3M or 10% Wacker & Ward Village (1) Excludes 110 North Wacker $26.4M or 24% (2) Excludes Seaport District & 2010 2011 2012 2013 2014 2015 2016 2017 Ward Village Incremental Contribution to Operating Operating Assets NOI Assets NOI $232 $93 $119 $139 $71 $55 $61 $49 $51 $98 $157

Conclusion As our accomplishments illustrate, this was an exceptionally strong year for the company. We made significant progress in each of our core markets that will likely pave the way for accelerated growth. Over the last seven years we have established a sustainable platform to optimally plan and manage master planned communities, execute on large-scale, complex developments, and proficiently manage our growing collection of operating assets. We believe these capabilities will enable us to continue to monetize our portfolio and unlock value for many years to come while positioning the company for future growth. Howard Hughes was a visionary entrepreneur with an unrelenting focus on excellence. We continue to be inspired by his success and ambition as we set off on our continued growth to take the company to its next stage of greatness. David R. Weinreb Chief Executive Officer “Do the impossible, because almost everyone has told me my ideas are merely fantasies.” HHC Annual Review 2017 66 67 HHC Annual Review 2017

49% GROWTH IN YEAR OVER YEAR SALES AT BRIDGELAND INVESTED $1.6BN SINCE 2011 WHICH IS PROJECTED TO GENERATE A 9.9% YIELD ON COST $2.0BN CUMULATIVE SALES AT WARD VILLAGE SINCE PRE-SALES BEGAN IN 2014 $241M CONTRACTED SALES AT THE SUMMIT AS OF YEAR END 2017 2017 CONSOLIDATED REVENUE SQARE FOOT COMPLETED COMMERCIAL DEVELOPMENT SINCE 2011 REPURCHASED $255M STABILIZED NOI TARGET 420% INCREASE FROM 2010 SHARES OF HHC STOCK AT CASH ON HAND OVER $861M 69 SUBSEQUENT TO YEAR END HHC Annual Review 2017 68 HHC Annual Review 2017 2017 BY THE NUMBERS

DISCOVERY is the one sensation that WILL ALWAYS FEEL NEW no matter how many times we feel it. HHC Annual Review 2017 70 71 HHC Annual Review 2017

OPUS 1 Festival, Columbia “Every time we plan a development—whether it be a large master planned community or a single building—we take a holistic view and spend considerable time thinking about how to create a distinct sense of place that will stand the test of time.” — David R. Weinreb, CEO, The Howard Hughes Corporation Placemaking A dedication to exceptional placemaking is at the core of our business. It is the corner-stone of everything we build: it defines our vision for our portfolio and is the essence of our culture. A successful development takes on a life and identity of its own. It does not happen by accident, but emerges from a thoughtful process of determination and curation of the building blocks that create a vital community. There are a seemingly infinite number of ways in which the various components of community building can be combined to create unique destinations and ways in which people can live, work and play—not just within four walls but within the larger public realm. We view 50 million square feet of development opportunities within our portfolio as 50 million opportunities to shape the lives and futures of the people living and working in our communities. Successful development is not evaluated as a final, finished product, but rather by the extent to which it creates continuous opportunities for discovery. A look into our creative process reveals an unwavering commitment to masterful design, the creation of culture, excellence in execution, and an eye towards the future. These elements, when considered in the aggregate, paint a larger picture of our commitment to placemaking. HHC Annual Review 2017 72 73 HHC Annual Review 2017

“What is outstanding in my mind about The Howard Hughes Corporation is just how much time they took to get to know us. I feel that they have truly gone out of their way to ensure that accom-modations were not only made but that true respect has been given to our people and our place in this land.” Building For — Hina Wong-Kalu, Hawaiian Community Leader Ward Village, Honolulu Within our industry, building for the future can be viewed as addressing issues of resiliency, sustainability, technological and design innovation, product advancement, current market analysis and future lifestyle trends. Given the immense opportunity—and the responsibility—provided by our unique business model, we take a comprehensive view of all that building for the future entails. Building communities with an eye towards the future requires a simultaneous respect for the past and an expansive viewpoint that encompasses a full understanding of our industry and the world at large. As the largest single real estate owner within our communities, we are responsible for creating self-sustaining ecosystems. Our success is inextricably linked to the experiences we create and the future we build, taking into account and measuring far beyond physical construction. There is an understanding of when to build and when not to build, and that life is what happens in open public spaces and in between buildings, as exemplified by Ward Village in Honolulu. Named “Master Planned Community of the Year in 2017” by the National Association of Homebuilders and “Best Planned Community in the U.S.” by Architectural Digest, the 60-acre coastal community has revitalized a formerly underutilized industrial area into one of the most sought-after communities in the nation, bringing a new urbanism to Oahu. Ward Village is designed with an understanding of how people are thinking about real estate today—how they desire to live in and define their community. Ward Village is the largest LEED-ND Platinum development in the country. For its residents and those of the surrounding neighborhoods, where life is focused on enjoying the outdoors, this means healthier living and a social infrastructure designed to engage residents with a thoughtfully curated mix of retail and dining experiences set among walkable open spaces. The community is designed to feature new tree-lined sidewalks and bike lanes providing access to a 100-acre public beach park, Kewalo Harbor, and a Central Plaza which will serve as a key public gathering and activation space for the community. Ward Village embodies our drive to provide open spaces where local culture can thrive, and our deep understanding that a community’s identity evolves over time, as lives are enriched by experiences that make a destination greater than the sum of its individual parts. Earlier this year, we launched ‘A‘ali‘i—the newest building to be announced at Ward Village. ‘A‘ali‘i exemplifies environmentally minded development, creating efficient and versatile spaces based on “smart living” concepts, pairing resort-style amenities with luxury turnkey living solutions. ‘A’ali’i represents the culmination of years spent studying the best practices of residential design and the most cutting-edge residential products around the world to create innovative homes that do not exist in the market. The building has been well received by the market and, given the high prices of homes in many urban markets, we are confident that we will have the opportunity to bring more buildings like ‘A‘ali‘i to life. We are rethinking how space is used and empowering our residents to get the most out of their home, offering a move-in ready home and experiential lifestyle. ‘A‘ali‘i will feature 751 homes, with a mix of studio, one-bedroom and two-bedroom residences designed to optimize space, efficiency and optionality. Ward Village, Honolulu HHC Annual Review 2017 74 75 HHC Annual Review 2017 The Future

OPUS 1 Festival, Columbia Creators of Culture We understand the inherent power of art and culture to define community and transform an area into a cultural destination. From the very nascent stages of development, we embed culture into the social fabric and nurture rich and authentic collaborations with local and national artists. Columbia, Maryland is one of the first master-planned communities in the country, founded by legendary developer James W. Rouse in 1967, and has served as a decades-long model for influential urban design. On October 7th, 2017, the launch of Opus 1 at the newly-renovated Merriweather Post Pavilion, one of the nation’s leading music venues, was designed to assert Columbia’s identity as a regional cultural hub. Over 15,000 visitors experienced Opus’ immersive celebration of art and sound as more than 100 artists came together across four stages and eleven large-scale activation areas defined by treetop projection mapping to create a mesmerizing musical sensory journey. Across the continent, the heart of the Pacific Rim presented a rich confluence of culture, art, nature, and innovation with the spring 2017 inaugural Honolulu Biennial. A two-month event sponsored and curated by The Howard Hughes Corporation, the Honolulu Biennial positioned Hawaii’s thriving local art scene within a global context. The event attracted over 93,000 visitors to nine island museums, entertainment venues and exhibition spaces, to view 270 works from 33 artists of 19 nations. A rich cultural discourse plays out across our portfolio. Along the cobblestone streets of Lower Manhattan, “Sea of Light” was a one-of-a-kind interactive art installation created by Alexander Green and Symmetry Labs that illuminated the Seaport District with the largest installation of its kind ever displayed. Innovative lighting technology enabled the sculptures to light up in response to movement, bringing the rare experience of public ‘Computational Art’ to the Seaport, allowing visitors to interact with the installation and make the experience truly their own. Creativity drives human endeavor, but it is artistic expression that defines humanity and shapes our identity. For us at The Howard Hughes Corporation, cultural elements are not a late-stage add-on, but define the very essence of placemaking. Honolulu Biennial, Ward Village HHC Annual Review 2017 76 77 HHC Annual Review 2017 “The redevelopment of Downtown Columbia is a transformative development for our state, creating a true urban core in the heart of the celebrated suburban area, nestled between the city of Baltimore and the Nation’s Capital. As this generation’s leading community developers, The Howard Hughes Corporation is truly realizing the original intent for the country’s first planned community and providing a once-in-a-generation opportunity. — Larry Hogan, Governor of Maryland

Excellence in Execution The key to successful placemaking is putting the pieces together and translating ideas into reality. Our track record of creating some of the most vibrant master planned communities speaks for itself. The nation’s largest retail development to open since the 2008 recession, Downtown Summerlin has been on a remarkable trajectory and today boasts more than 125 stores and restaurants in an open air, streetscape environment. In the four years since opening, the area has become a popular destination for Summerlin residents and the greater Southern Nevada community. In 2017, Summerlin was ranked fourth Summerlin MPC nationally for new home sales by RCLCO and has consistently ranked among the country’s top 10 best-selling master planned communities for decades. In 2017, construction began on a 180,000-square-foot campus for global gaming leader Aristocrat Technologies. The relocation of this new corporate headquarters to minutes away from Downtown Summerlin, is in line with the growing trend to locate workplaces closer to where employees live in an effort enhance quality of life. Also in 2017, Downtown Summerlin’s second Class-A office tower joined ONE Summerlin, giving the area two LEED-certified anchor office buildings, further reflecting the community’s growing appeal as a lifestyle destination. In line with our mission to stay ahead of the curve with respect to market trends, The Howard Hughes Corporation has designed Downtown Summerlin as an economic driver. Across the country, sports venues are serving as catalysts for accelerated economic growth and cultural development, and Las Vegas is no exception. In addition to the new practice facility for the NHL’s Vegas Golden Knights, Las Vegas is experiencing an unprecedented sports infusion with the future move of the Raiders NFL franchise, a new soccer team, a WNBA team, and the recent groundbreaking of the Las Vegas Ballpark, a new state-of-the-art baseball stadium for the Las Vegas 51s in the heart of Downtown Summerlin. Howard Hughes’ long history in Summerlin traces the evolution of placemaking over decades. In 1990, the year before the first family moved in, the seven-acre Hills Park on Hillpointe Road opened with a picnic pavilion, outdoor amphitheater and stage, tennis and volleyball courts and a children’s play area. What was considered at the time to be a risky placemaking tactic—building parks and public amenities before there are residents—is now a practice appreciated by master planners around the world. By 1992, just one year after builders began delivering homes, Summerlin ranked No. 1 for new home sales nationwide, and it has consistently ranked as one of the top-selling communities in our country ever since. “The Howard Hughes Corporation has made a destination like no other in the country. With its grand opening this month, all roads in Nevada lead to Downtown Summerlin. “ — Brian Sandoval , Governor of Nevada We love real estate, but our impa spans far beyond bricks and mor most exciting is that we have an opportunity ahead of us—50 opportunities to be exact—to inspi provide them with a sense of d Downtown Summerlin 78 79 HHC Annual Review 2017

Supplemental Information Reconciliation of Operating Assets Segment EBTtoTotal NOI: Demolition costs 1,443 34 63 65 194 1,605 194 Write-off of lease intangibles and other 492 41 15 27 61 575 25 Equity in earnings from Real Estate Affiliates 472 (317) (37) (3,385) (185) (3,267) (2,802) Historic Area / Uplands (a) — — — — — — (589) Cottonwood Square 250 165 161 174 176 750 705 respective segment earnings and NOI presented above in all 2016 periods to reflect this change. Net recognized (deferred) revenue: Total land sales revenue - GAAP basis $ 71,064 $ 68,150 $ 248,595 $ 215,318 Plus: Depreciation and amortization 76 75 323 311 MPC land acquisitions (2,976) (25) (4,391) (94) (In thousands) 2017 2016 2017 2016 Operating Assets segment EBT (14,356) 5,191 (28,664) (22,985) Provision for income taxes 77,647 (16,361) 45,801 (118,450) HHC Annual Review 2017 80 81 HHC Annual Review 2017 (In thousands)Q4 2017Q3 2017Q2 2017Q1 2017Q4 2016 (a)FY 2017FY 2016 (a) Total Operating Assets segment EBT$(14,356) $(13,162) $(9,068) $ 7,922 $ 5,191 $(28,664) $(22,985) Straight-line lease amortization (2,801) (1,421)(1,816)(1,961)(1,057) (7,999)(10,689) Development-related marketing costs1,0291,067832418463,346947 Depreciation and Amortization33,50333,88532,24422,78921,767122,42186,313 Provision for impairment——————35,734 Other income, net 50 249 (162) 178(1,475)315 (4,601) Interest, net15,58015,94015,54014,52413,45861,58450,427 Total Operating Assets NOI - Consolidated35,41236,31637,61140,57738,000149,916132,563 Redevelopments Landmark Mall————(150)—(676) Total Operating Asset Redevelopments NOI————(150)—(1,265) Dispositions Park West1(8)(39)(14)490(60)1,835 Total Operating Asset Dispositions NOI2511571221606666902,540 Consolidated Operating Assets NOI excluding properties sold or in redevelopment$35,161 $36,159 $37,489 $40,417 $37,484 $149,226 $131,288 Company's Share NOI - Equity investees$1,084 $1,186 $1,385 $746 $888 $4,401 $5,069 Distributions from Summerlin Hospital Investment———3,383—3,3832,616 Total NOI$36,245 $37,345 $38,874 $44,546 $38,372 $157,010 $138,973 (a) - Effective January 1, 2017, we moved South Street Seaport assets under construction and related activities out of the Operating Assets segment into the Strategic Developments segment. South Street Seaport operating properties and related operating results remain presented within the Operating Assets segment. The Reconciliation of MPC Land Sales Closed to GAAP Land Sales Revenue:Three Months Ended December 31,Year Ended December 31, (In thousands)Q4 2017Q4 2016Q4 2017Q4 2016 Total residential land sales closed in period$55,759 $48,997 $189,017 $163,142 Total commercial land sales closed in period13,955—18,25410,753 Bridgeland(634)1,3456,7223,780 Summerlin(2,270)15,65520,06329,596 Total net recognized (deferred) revenue(2,904)17,00026,78533,376 Special Improvement District bond revenue4,2542,15314,5398,047 Total MPC segment revenue - GAAP basis$87,832 $77,902 $299,543 $253,304 Reconciliation of MPC segment EBT to MPC Net Contribution:Three Months Ended December 31,Year Ended December 31, (In thousands)2017201620172016 MPC segment EBT$52,604 $62,706 $190,351 $179,481 Cost of sales - land32,82829,599121,11695,727 MUD and SID bonds collections, net54,54834,18756,50937,672 Distributions from Real Estate and Other Affiliates10,00022,90010,00022,900 Less: MPC development expenditures(56,342)(43,091)(193,087)(149,592) Equity in earnings in Real Estate and Other Affiliates (1,682)(20,928)(23,234) (43,501) MPC Net Contribution$89,056 $ 85,423 $157,587 $142,904 Reconciliation of Segment EBTs to Net IncomeThree Months Ended December 31,Year Ended December 31, MPC segment EBT$52,604 $62,706 $190,351 $179,481 Strategic Developments segment EBT51,98536,102169,041302,022 Corporate and other items(20,552)(44,043)(209,906)(137,742) Income before taxes 69,681 59,956 120,822 320,776 Net income147,32843,595166,623202,326 Net income attributable to noncontrolling interests 1,793 - 1,781 (23) Net income attributable to common stockholders$149,121 $43,595 $168,404 $202,303 Supplemental Information For the year ended December 31, 2017 2016 2015 2014 2013 2012 2011 2010 Retail The Woodlands Creekside Village Green$ (1,893) $ (1,549) $ (824) $ (-) $ (-) $ (-) $ (-) $ (-) +XgKes /anding 5eWail(3,733) (3,402) (1,468) (-) (-) (-) (-) (-) 1701 /ake 5REEins(284) (364) (399) (185) (-) (-) (-) (-) 20/25 :aWerZa\ $YenXe(1,837) (1,765) (1,883) (1,505) (1,640) (1,582) (1,310) (674) :aWerZa\ Garage 5eWail(719) (643) (690) (809) (370) (97) (7) (-) 2000 :RRdlands 3arkZa\((94) ((51) (-) (-) (-) (-) (-) (-) &olumbia CRlXPEia 5egiRnal(1,536) (1,387) (1,342) (268) (-) (-) (-) (-) South Street Seaport +isWRriF $rea / 8Slands ( (1,452) (-) (-) (-) (-) (-) (-) (-) Summerlin 'RZnWRZn 6XPPerlin(17,950) (16,632) (10,117) (810) (-) (-) (-) (-) Ward 9illaJe :ard Village 5eWail(20,576) (22,048) (25,566) (24,255) (24,144) (22,045) (21,481) (22,980) 2ther /akeland Village CenWer aW %ridgeland (782) (190) (-) (-) (-) (-) (-) (-) 2XWleW CRlleFWiRn aW 5iYerZalk (5,879) (5,125) (6,450) (528) ( (763) (221) (418) (579) 7RWal 5eWail 12,(53,643) (53,054) (48,739) (28,360) (25,391) (23,945) (23,216) (24,233) 2ffice The Woodlands 2ne +XgKes /anding(6,168) (6,014) (5,262) (4,443) ( (139) (-) (-) (-) 7ZR +XgKes /anding(5,790) (5,033) (4,489) (157) (-) (-) (-) (-) 7Kree +XgKes /anding((623) ((514) (-) (-) (-) (-) (-) (-) 1725 +XgKes /anding %RXleYard (3,531) (120) ((208) (-) (-) (-) (-) (-) 1735 +XgKes /anding %RXleYard (7,509) (2,857) ((34) (-) (-) (-) (-) (-) 2201 /ake :RRdlands 'riYe((32) ((127) ((144) (141) ( (167) (53) (332) (322) 9303 1eZ 7rails (1,171) (1,641) (1,898) (1,860) (1,679) (1,819) (742) (706) 3831 7eFKnRlRg\ )RresW 'riYe(2,268) (1,968) (1,956) ((1) (-) (-) (-) (-) 3 :aWerZa\ 6TXare(6,709) (6,735) (6,288) (6,181) (2,059) (-) (-) (-) 4 :aWerZa\ 6TXare(6,473) (6,466) (5,766) (5,756) (5,886) (5,544) (1,639) (15) 1400 :RRdlRFK )RresW(1,781) (1,708) (1,621) (1,191) (1,160) (1,995) (649) (1,036) &olumbia(-) 10-70 CRlXPEia CRrSRraWe CenWer(11,568) (11,275) (12,375) (2,351) (757) (140) (-) (-) CRlXPEia 2IIiFe 3rRSerWies(1,002) ((104) (450) (496) (1,151) (2,304) (2,649) (2,657) 2ne 0all 1RrWK (1,900) (75) (-) (-) (-) (-) (-) (-) 2ne 0erriZeaWKer(1,499) (-) (-) (-) (-) (-) (-) (-) 7ZR 0erriZeaWKer((141) (-) (-) (-) (-) (-) (-) (-) Summerlin 21( 6XPPerlin(3,898) (2,365) ((206) (-) (-) (-) (-) (-) 2ther 110 1. :aFker (723) (6,105) (6,100) (6,077) (6,023) (6,073) (6,115) (6,628) 7RWal 2IIiFe 12,(61,194) (51,617) (45,613) (28,652) (18,409) (17,928) (12,126) (11,364) 0ulti-family The Woodlands 0illenniXP 6i[ 3ines $SarWPenWs(3,579) (1,498) (-) (-) (-) (-) (-) (-) 0illenniXP :aWerZa\ $SarWPenWs(3,208) (3,183) (4,169) (4,386) (4,457) (2,589) (-) (-) 2ne /akes (dge(5,324) (3,623) (982) (-) (-) (-) (-) (-) Summerlin CRnsWellaWiRn(15) (-) (-) (-) (-) (-) (-) (-) South Street Seaport 85 6RXWK 6WreeW(194) (523) (494) ( (188) (-) (-) (-) (-) 7RWal 0XlWi-IaPil\ 12, (12,320) (8,827) (5,645) (4,198) (4,457) (2,589) (-) (-) +ospitality The Woodlands (PEass\ 6XiWes aW +XgKes /anding(4,816) (3,563) ((25) (-) (-) (-) (-) (-) 7Ke :esWin aW 7Ke :RRdlands(6,189) (1,739) (-) (-) (-) (-) (-) (-) 7Ke :RRdlands 5esRrW & CRnIerenFe CenWer (8,740) (7,591) (10,560) (6,092) (10,167) (10,670) (7,726) (4,379) 7RWal +RsSiWaliW\ 12, (19,745) (12,893) (10,535) (6,092) (10,167) (10,670) (7,726) (4,379) Total Retail, 2ffice, 0ulti-family, and +ospitality 12I(146,902) (126,391) (110,532) (67,302) (58,424) (55,132) (43,068) (39,976) 2ther The Woodlands 2ne 0erriZeaWKer 3arking Garage(-) (-) (-) (-) (-) (-) (-) (-) 7Ke :RRdlands GrRXnd leases(1,608) (1,417) (1,190) (458) (444) (404) (403) (337) 7Ke :RRdlands 3arking Garages((178) ((448) ((508) ( (598) ( (749) ( (1,128) ( (1,204) ( (1,049) 2ther 2WKer 3rRSerWies (894) (3,871) (3,857) (2,116) ( (41) (1,703) (1,530) (3,042) 7RWal 2WKer (2,324) (4,840) (4,539) (1,976) ( (346) (979) (729) (2,330) 2peratinJ $ssets 12I e[cludinJ properties sold or in redeYelopment (149,226) (131,231) (115,071) (69,278) (58,078) (56,111) (43,797) (42,306) RedeYelopments South Street Seaport 6RXWK 6WreeW 6eaSRrW(-) ((532) ( (2,692) ( (593) ( (8,980) (639) (5,650) (4,238) 2ther(-) /andPark 0all (-) ( (676) ( (347) (953) (491) (923) (737) (1,619) 7RWal 2SeraWing $sseW 5edeYelRSPenWs 12,(-) ( (1,208) ( (3,039) (360) ( (8,489) (1,562) (6,387) (5,857) Dispositions The Woodlands 7Ke ClXE aW CarlWRn :RRds(-) (-) ((942) ( (4,410) ( (5,241) ( (4,242) ( (5,126) ( (3,885) 2ther 3ark :esW( (60) (1,835) (1,812) (2,058) (1,608) (830) (576) (366) CRWWRnZRRd 6TXare(750) (705) (677) (647) (451) (432) (380) (484) 5iR :esW 0all(-) (-) (-) (77) (790) (1,250) (1,319) (1,897) +ead $FTXisiWiRn (-) (-) (-) (-) (-) (-) 7RWal 2SeraWing $sseW 'isSRsiWiRns 12, (690) (2,540) (1,547) ( (1,628) ( (2,392) ( (1,730) ( (2,851) ( (1,138) Total 2peratinJ $ssets 12I - &onsolidated(149,916) (132,563) (113,579) (68,010) (47,197) (55,943) (47,333) (47,025) 6WraigKW-line lease aPRrWi]aWiRn(7,999) (10,689) (7,391) (1,064) (1,759) ( (736) (918) (183) (arl\ e[WingXisKPenW RI deEW(-) (-) (-) (-) (-) (-) ( (11,305) (-) 'ePRliWiRn FRsWs( (1,605) ( (1,123) ( (2,675) ( (6,712) ( (2,078) (-) (-) (-) 'eYelRSPenW-relaWed ParkeWing FRsWs( (3,346) ( (7,110) ( (9,747) ( (9,770) (-) (-) (-) (-) 3rRYisiRn IRr iPSairPenW(-) ( (35,734) (-) (-) (-) (-) (-) ( (80,924) 'eSreFiaWiRn and $PRrWi]aWiRn( (122,421) ( (86,313) ( (89,075) ( (49,272) ( (31,427) ( (23,318) ( (20,309) ( (23,461) :riWe-RII RI lease inWangiEles and RWKer((575) ((60) ((671) ( (2,216) ( (2,884) (-) (-) (-) 2WKer inFRPe, neW( (315) (4,601) (524) (-) (-) (-) (-) (-) (TXiW\ in earnings IrRP 5eal (sWaWe $IIiliaWes(3,267) (2,802) (1,883) (2,025) (3,893) (3,683) (3,926) ( (338) ,nWeresW, neW( (61,584) ( (39,447) ( (31,111) ( (16,930) ( (19,011) ( (16,104) ( (12,775) ( (17,183) /ess SarWners sKare RI 2SeraWing $sseWs (%7(-) (-) (-) (-) (-) (-) (425) (2,157) Total 2peratinJ $ssets (%T$ ( (28,664) $ ( (19,132) $ ( (9,902) $ ( (13,801) $ ( (2,551) $ (19,468) $ (8,213) $ ( (72,541)

HHC Annual Review 2017 82